UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

_______________________________________________________________

TIANCI INTERNATIIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184061	45-5440466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 45-2, Jalan USJ 21/10

Subang Jaya 47640

Selangor Darul Ehsan, Malaysia

(Address of principal executive offices) (Zip Code)

+ 6012 503 7322
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events

On October 29, 2018, the Board of Directors of Tianci International, Inc., a Nevada corporation (“we” or “us”), approved the acquisition of all of the issued and outstanding securities of Ezytronic Sdn. Bhd., a corporation organized under the laws of Malaysia (“EZY”) and engaged in the business of reselling computer equipment and accessories, in a share exchange transaction for a consideration to be mutually determined by the parties based upon a good faith valuation of the Company and EZY. The acquisition will be made in accordance with the terms of a nonbinding term sheet (“Term Sheet”).

Seven Hundred Thousand (700,000) ordinary shares of EZY, representing 70% of the issued and outstanding securities of EZY, are held by Mr. Tan Poh Hee, the father-in-law of Ms. Chuah Su Mei, our Chief Executive Officer and Director. Three Hundred Thousand (300,000) ordinary shares of EZY, representing 30% of the issued and outstanding securities of EZY, are held by Mr. Jerry Ooi Jau Long, our independent director.

The foregoing description of the Term Sheet is qualified in its entirety by reference to the Term Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

10.1	NonBinding Term Sheet, dated October 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANCI INTERNATIONAL, INC.
Dated: October 29, 2018

	By:	/s/ Chauh Su Chen
Chuah Su Chen
Chief Financial Officer